Code of Ethics

Do the right thing

September 2021

Table of Contents
Message fromour CEO
The Code of Ethics at a Glance ..........................................................................................................................	2
Section 1. Background ........................................................................................................................................	4
Section 2. Standards of Conduct........................................................................................................................	4
2.1. Conflicts of Interest

(a)When can conflicts of interest arise?

(b)What types of conflicts of interest must I avoid?

(c)Which conflicts of interest do I need to disclose?

(d)When and how do I disclose conflicts of interest?

Section 3. Outside Business Activities ..............................................................................................................	8
3.1 Outside Business Activity Requirements
(a) Am I prohibited from engaging in any outside business activities?
(b) Am I required to obtain preclearance for any outside business activities?
(c) What outside business activities do not require preclearance?
(d) When and how do I preclear an outside business activity?
Section 4. Gift and Entertainment Policy...........................................................................................................	10
Section 5. Anti-Bribery and Anti-Corruption Policy............................................................................................	10
Section 6. Antitrust and Competition Policy .....................................................................................................	12
Section 7. Duty of Confidentiality......................................................................................................................	12
Section 8. PersonalTrading and Reporting Requirements ................................................................................	14

8.1GeneralTrading Prohibitions and Reporting Requirements

(a) What are the general trading prohibitions?

(b) Am I required to maintain Securities in a brokerage account at Vanguard?

(c) What am I required to report?

8.2 AdditionalTrading and Reporting Requirements for Investment Access Persons .....................................	15

(a)Which Securities trades am I required to preclear?

(b)How do I obtain preclearance?

(c)How long is my preclearance approval valid?

(d)Am I required to obtain preclearance before investing in a Private Placement?

(e)Are there Securities transactions that I do not need to preclear?

(f)Am I subject to restrictions on my personal trading in CoveredSecurities?

(g)Am I prohibited from engaging in certain Securities transactions?

(h)What happens if I make a "short-term trade" in a Vanguard Fund?

(i)Are there any additional reporting requirements that apply to me?

Table of Contents (continued)

8.3 AdditionalTrading Prohibitions and Reporting Requirementsfor FundAccess Persons ...........................	20

(a)Which Securities trades am I required to preclear?

(b)How do I obtain preclearance?

(c)How long is my preclearance approval valid?

(d)Am I required to obtain preclearance before investing in a Private Placement?

(e)Are there Securities transactions that I do not need to preclear?

(f)Am I subject to restrictions on my personal trading in CoveredSecurities?

(g)Am I prohibited from engaging in any Securities transactions?

(h)What happens if I make a "short-term trade" in a Vanguard Fund?

(i)Are there any additional reporting requirements that apply to me?

8.4 AdditionalTrading Prohibitions and Reporting Requirementsfor Advisor Access Persons .......................	24

(a)Am I required to preclear Security trades?

(b)Am I required to obtain preclearance before investing in a Private Placement?

(c)Am I prohibited from engaging in any Securities transactions?

(d)What happens if I make a "short-term trade" in a Vanguard Fund?

(e)Are there any additional reporting requirements that apply to me?

8.5 AdditionalTrading Prohibitions for Non-U.S. Crew Members ...................................................................	26

(a)What are the additional trading prohibitions?

(b)What are the Vanguard Fund reporting requirements in Australia?

(c)What are the additional trading restrictions for Japan?

(d)What additional information is required to be reported for accounts where I have Investment Discretion?

Section 9. Certification Requirements..............................................................................................................	28

1.What am I required to certify initially?

2.What am I required to certify annually?

Section 10. Penalties and Sanctions.................................................................................................................	28

1.How are violations administered by Compliance?

2.How is an appropriate sanction determined?

3.How is the materiality of a violation determined?

4.What are my obligations to report a violation?

Section 11. Waivers..........................................................................................................................................	29
Appendix A. Definitions....................................................................................................................................	31
Appendix B. Independent Directors andTrustees.............................................................................................	36

Excellence

Integrity

Responsibility

Do the right thing

AtVanguard, the trust of our clients is our greatest asset. And that trust can only be preserved if each one of us does the right thing on behalf of Vanguard and our clients.

Our Code of Ethics is built on our commitment to maintaining the highest standards of ethical behavior and fiduciary responsibility. Our actions, decisions, and interests should never compete with the interests of Vanguardor our clients.

All crew members are responsible for understanding and complying with our Code of Ethics. Please know and follow the policies that apply to you, and be accountable for your actions. If you are a manager,help your crew to understand and comply with the Code of Ethics through your words and your actions.

Use the Code of Ethics as your guide when faced with challengingdecisions or circumstances. But remember, the Code of Ethics is a document. It cannot anticipate every situation. Ultimately,we rely on your sense of personal integrity to protect and enhance Vanguard's reputation. Never underestimate the importance of your own ethical conduct in our mission to treat investorsfairly and give them the best chanceto succeed.

Mortimer J. Buckley

President and Chief Executive Officer

The Code of Ethics at a Glance

Below are some of the general requirements of the Code of Ethics which may impact you the most. These descriptions are for guidance only. Please consult the applicable provisions of the Code of Ethics for detailed requirements.

1. Clients' Interests Come First

You must serve the interests of Vanguard Clients

ahead of your own personal interests.

2. Conflicts of Interest

Youractions, decisions, and interests should

not compete or conflict withVanguard

or Vanguard Clients' interests.You must report any potential conflicts of interest to

Compliance.

3.Business Activities Outside of Vanguard You may engage in outside business activities that do not conflict with Vanguard's interests; however, you must obtain approvalfrom Compliance for certain outside business activities.

4.Gifts and Entertainment

When doing business withVanguardClients, vendors, potentialVanguardClients, and others, you must abide by limitations on giving and receiving gifts and business entertainment.Under the Gift and Entertainment Policy, you must report

certain gifts and entertainment to Compliance.

5. Anti-Bribery and Anti-Corruption

You are prohibited from engagingor

participatingin anyform of bribery or

corruption.

6. Antitrust and Competition

Youare prohibited from engaging in activity that

could have an anticompetitive effect on the

price of goods, services, securities,

or other trading conditions in the global

marketplacein whichwe operate.

7. InsiderTrading

You are prohibited from buying or selling any Security while in the possession of material nonpublic information about the issuer of the Security.

8. PersonalTrading Activities

You are required to abide by the Code of Ethics requirements related to holding, reporting, and trading Securities for personal benefit. Personal

trading restrictions and reporting requirements

vary depending on the rules of the country you are

working in and whether you are an Access Person

or a Non-Access Person.

9. Certification Requirements

On an annual basis, you must acknowledge that

you understand the Code of Ethics and will

comply with its provisions.

Clients' Interests Come First

You must serve the interests of Vanguard Clients ahead of your own personal interests.

Section 1. Background

The Code of Ethics ("Code") has been approved and adopted by the board of directors ofThe Vanguard Group, Inc. ("Vanguard"),the boards of trustees of each of the Vanguard Funds, and the boards of directors of each of Vanguard'sAffiliates, as applicable. Unless stated otherwise, the Code applies to all Crew Members and Contingent Workers.The Code also contains provisions applicable to Independent Directors andTrustees (Appendix B).

Section 2. Standards of Conduct

Vanguardconsistently seeks to earn and maintain the trust and loyalty of our clients by adhering to the highest standards of ethical behavior and fiduciary responsibility.You must adhere at all times to the spirit, and not just the letter, of the Code. Any transaction or activity that violates any of the standards of conduct described below is prohibited, regardless of whether it meets technical rules found elsewhere in the Code. Accordingly, you must conduct yourself in accordance with applicable law and regulations, and the following standards of conduct:

•Always putVanguardclients' interestsfirst. You must at all times place the interests of Vanguard clients first. In particular, you must avoid serving your own personal interests ahead of the interests of Vanguard clients.

•Avoid conflicts of interest.Your actions, decisions, and interests cannot compete or conflict with Vanguard's interests or the interests of Vanguard clients.You must ensure that you do not have a conflict with your duties for Vanguard and that you do not useVanguard's name, property, facilities, confidential information, relationships, or other assets for personal benefit or for outside work or other endeavors. Vanguard Affiliates or your specific department may have additional policies regarding conflicts of interest that you must also follow.

•Be candid and clear with clients and providethem with accurate information.To serve our clients well and continue to earn their trust, you must alwaysbe truthful and candid with them.

Doing so is both legally required and the proper, ethical thing to do. When providing information or disclosure to clients or the public, you must follow Vanguard policy and procedure, and the informationmust be full, fair, timely,and accurate and not potentially misleading. If you have any questions on this topic, seek advice from your manager,the ComplianceDepartment, or the OGC.

•Comply with applicable laws, rules, regulations, and policies. Financial services is a complex and highly regulated business and, as a result, Vanguard and its business lines are subject to various laws, rules, and regulations, including securities, banking, tax, and other federal, state, local, and international laws. We serve our clients best when we understand and comply with the rules.Therefore, you are responsible for reviewing this Policyand the other policies that apply to us and our business lines, and you are also responsible for knowing – and complying with – the laws, rules, and regulations that apply to your role and the area or department in which you work. Vanguard offers formal and informal procedures, training, and other resources to help you understand the applicable laws, rules, regulations and policies, and you are expected to familiarizeyourself with them and complete any required training.When in doubt about applicable laws, rules, regulations, or policies, seek advice from your manager,the Compliance Department, or the OGC.

•Protect against fraud. As set forth more fully in Vanguard's Global Internal and Occupational Fraud Policy andVanguard'sGlobal External Fraud Policy, we are committed to protectingVanguard and our clients against fraud, misappropriation, and similar threats, whether internal or external. You must be vigilant in helping to prevent, detect, and manage fraud risk of all types. To familiarizeyourself with examples of fraud schemes,both internal and external, please refer to the Global FraudPrevention page on CrewNet. If you discover or suspect fraudulent activity, please immediately contact the Global Fraud PreventionTeam.

•Speak up. Vanguard encourages an environment of open and honest communication, and we havemany ways for you to raise concerns about

Conflicts of Interest

Your actions, decisions, and interests should not compete or conflict with Vanguard or Vanguard Clients' interests.

You must report any potential conflicts of interest to Compliance.

any issue, including business practices or ethical matters,even if you aren't sure whether or not the issue is problematic.We encourage you to help protect our clients, crew, andVanguard by reporting potential concerns related to this Code of Ethics, financial or business integrity, information security and privacy,workplace practices, and alleged violations of policy or regulation.Vanguard has contracted with a third party to offer the Anonymous Reporting Hotline, a toll-free, 24-hour telephone number and secure website to anonymously report any such concerns without fear of retaliation. As always, you can also voice concerns to your manager or to Crew Relations.

2.1 Conflicts of Interest

A conflict of interest is defined as any situation where financial or other personal factors can compromise independence, objectivity, or professional judgment. A conflict of interest exists when these factors compete, or give the appearance of competing, with your duty to serve the interests of Vanguard and Vanguard Clients.

2.1(a)When can conflicts of interest arise?

Even the perception of a conflict could negatively affectVanguard and harm our reputation. It's important to understand the following conflict situations:

•Actual conflict of interest. A situationwhere your personal interests directly conflict with your duties, responsibilities, or the terms of your assignment atVanguard.

•Perceivedconflict of interest. A situation where it appears that your personal interests inappropriately influence the performance of your duties, responsibilities, or the terms of your assignment atVanguard − whether founded or not.

•Potential conflict of interest. A situation that could arise in the future where your personal interests would affect your duties, responsibilities, or the terms of your assignment at Vanguard.

Depending on your role or the terms of your assignment atVanguard, the potential for conflict may also arise where an Immediate Family Member is employedby, or associated with, a company with which Vanguard has or is looking to establish a relationship.

Example:Your spouse is employed as a trader at a brokerage firm that executesVanguardFund trades − if you are a phone associate, a conflict may not exist; however, if you hold a position in the Investment Management Group or Fund Financial Services,a potential conflict may exist.

2.1(b)What types of conflicts of interest must I avoid?

Youneed to avoid situationswhere a conflict of interest could arise, including:

•Any business interest that competes, directly or indirectly, with the interests of Vanguard or Vanguard Clients while working onVanguard matters.

•Any situation where you would benefit, directly or indirectly, from Vanguard's dealings with others.

2.1(c)Which conflicts of interest do I need to disclose?

Youare required to disclose the following information:

•Any situation that may present the potential for a conflict of interest with Vanguard's business or the interests of Vanguard Clients.

•Any employment arrangements or positions (e.g., board member) of an Immediate FamilyMember that may present the potential for conflict with Vanguard and its activities (e.g., relationships with potential or existing vendors or financial institutions, including banks, with whomVanguard conducts business).

2.1(d)When and how do I disclose conflicts of interest?

Report any conflicts – whether actual, perceived, or potential – to Compliance as soon as they arise.

Business Activities

Outside of Vanguard

You may engage in outside business activities that do not conflict with Vanguard's interests; however, you must obtain approvalfrom Compliance for certain outside business activities.

Gifts and Entertainment

When doing business withVanguard Clients, vendors, potentialVanguard Clients, and others, you must abide by limitations on giving and receiving gifts and business entertainment. Under the Gift and Entertainment Policy, you must report certain gifts and entertainment to Compliance.

Anti-Bribery and Anti-Corruption

You are prohibited from engaging or participating in any form of bribery or corruption.

Contact Compliance if you encounter a conflict that is not explicitly addressed by our policies, or is potentially significant to a business area or across divisions.

CertainVanguardAffiliates or departments may have additional policies regarding conflicts of interest. Crew Members and ContingentWorkers in those departments must also follow those policies. If in doubt about whether you are subject to additional departmental or VanguardAffiliate policies, please check with your Vanguard manager or Compliance.

ContingentWorkers must also consult with their employer if an actual, perceived, or potential conflict arises.

MCO Resource – To disclose conflicts of interest, complete a Conflicts of Interest Disclosure Form via MCO.

Section 3. Outside Business

Activities

Youare permittedto engage in certain outside business activities (permanent, part-time, or one-time assignment) during your personal time. However, those activities must not adversely affect Vanguard or present a conflict of interest. Your job at Vanguard must come first over other business opportunities, nonprofit activities, or a second job. Be mindful of conflicts, obtain any necessary approvals, and be aware that you may be required to discontinue an activity if a conflict exists.

While ContingentWorkers are exempt from the requirements of Section 3, those Contingent Workers who hold a FINRA license are required to comply with the FINRA Licensing Policy on CrewNet.

In addition to the requirements and restrictions in this section, the followingsupplemental policies may apply to Crew Members:

•Senior Executive CoveredActivity Policy (officers and Crew Members in roles designated as M6/P6/S6 or higher).

•Managing Director Outside BusinessActivity Policy.

If there is a conflict between a requirement in the Code and a more restrictive requirement in one of these supplemental policies, the more restrictive requirement outlined in the Senior Executive Covered Activity Policy or the Managing Director Outside Business Activity Policywill govern.

Web Resource – If you are FINRA licensed, you are also required to comply with the FINRA Licensing Policyon CrewNet.

3.1 Outside Business Activity Requirements

3.1(a)Am I prohibited from engagingin any outside business activities?

Yes.The following activities are generally prohibited:

•Holding a second job with any company or organization whose activities could create a conflict of interest with your employment at Vanguard.This includes, but is not limited to, selling Securities, term insurance, or fixed or variable annuities; providing investment advice or financial planning or registering as an independent investment advisor; or engaging in any business activity similar to your job at Vanguard.

•Working,including serving as a director, officer, or in an advisory capacity,for any business or enterprise that competes withVanguard.

•Workingfor any organizationthat could benefit from your knowledge of confidential Vanguard information, such as new Vanguard products, services, or technology.

•Serving on the board of a publicly traded company (or on the board of a company reasonably expected to become a public company).

•UsingVanguard time, equipment, services, or property or enlisting Crew Members for the benefit of the outside business activity.

•Allowing your activities, or the time you spend on them, to interfere with the performance of your job.

•Accepting a business opportunity from someone who does, or seeks to do, business with

Vanguardif the person made the offer because of your position at Vanguard.

•Selling interests, soliciting investorsor referring participants to a Private SecuritiesTransaction.

•Certain elected or appointed political positions.

3.1(b) Am I required to obtain preclearance for any outside business activities?

Yes. You are required to obtain prior written approval for the following outside business activities:

•Compensated positions held outside of Vanguard, including positions with a nonprofit or charitable organization.

•All entrepreneurial activities, including home and family businesses and independent consulting.

•Volunteer positions that involvereviewing, recommending or approving Securities for an organization.This includes, but is not limited to, serving on the finance or investment committee of a nonprofit organization, or serving as treasurer for a homeowners association or on a school board.

•Any activity where your role is similar or closely related to your responsibilities atVanguard.

•Any government position, whether paid or unpaid, elected or appointed (e.g., an elected official or member, director,officer, or employee of a government agency, authority, advisory board or other board, such as a public school or library board).

•Any official position with any federal, state, or local government authority, or service as a board member or in any representative capacity for any civic, public interest, or regional business interest organization. Example:You are the executive director of a local chamber of commerce or on the board of a wildlife protection organization.

•Any board position, whether compensated or non- compensated, including advisory positions.

This includes, but is not limited to, positions on boards of nonprofit organizations, charitable foundations, universities, hospitals, and civic, religious, or fraternal organizations.

•Any position on a panel or committee of an index provider.

•Acting as a real estate agent or conducting any mortgagerelated activities.

•Any teaching positions where the subject matter relates toVanguard business that is not in the course of your duties for Vanguard.

•Crypto Mining, Staking, and lending of Digital Currencies, Digital UtilityTokens, or Digital SecurityTokens.

•Engaging in an equity or a debt-based Crowdfunding project or venture.

3.1(c)What outside business activities do not require preclearance?

You are not required to obtain written approvalfor the following activities:

•Compensated positions in a retail business − for example, positions in retail or department stores or in the food service industry.

•Ownership of a second home, rental property, or investment property, provided that the property does not do business with Vanguard.

•Selling items on online auction sites, so long as it is not operated as a business.

•Unpaid positions with holding companies, trusts, or non-operating entities that hold your or your family's real estate or other Investments, provided the Securities would not otherwise require approvalif held directly.

3.1(d)When and how do I preclear an outside business activity?

Other than those outside business activities described in Section 3.1(c), you are required to obtain approval for outside business activities:

•If you are already participating in an activity upon joining Vanguard.

•Before accepting any new activity.

•If there are any changesto a previously reported activity.

In certain situations, you may receive a follow-up form from Compliance requiring you to obtain approval from a Vanguard Officer or Managing Director.

Note:VanguardOfficers may not accept or participate in any outside business activities unless they have received written approval from a Vanguard Managing Director or the Chief Executive Officer in addition to receiving written approval from Compliance.

U.S. crew

To seek approval or discontinuation of an outside activity, you must complete the Outside Business Activity form via the LARS system in My FINRA Compliance.

Non-U.S. crew

To seek approval or discontinuation of an outside activity, you must complete the Outside Business Activity form in MCO.

To report a change or discontinuation of an outside activity, you must update your Outside Business Activity form in MCO. To determine if the change to your outside activity requires a new Outside Business Activity form, contact your local Compliance team or email Code of Ethics.

Section 4. Gift and Entertainment Policy

You are subject to Vanguard's Gift and Entertainment Policy, whichis considered an integral part of the Code.There are restrictions on the extent to which giftsor entertainment may be received from or provided to any third party.

Web Resource – Refer to the Gift and Entertainment Policy on the Code of Ethics Resource page on CrewNet for information and guidelines.

Section 5. Anti-Bribery and Anti- Corruption Policy

You are subject to Vanguard'sAnti-Bribery and Anti- Corruption Policy, whichprohibits bribery and corruption in all forms. You must not offer, give, or receive anything of value for the purpose of improperly obtaining business, retaining business or securing an improper advantage for Vanguard.

Web Resource – Refer to the Anti-Bribery and Anti- Corruption Policyon the Code of Ethics Resource page on CrewNet for information and guidelines.

Antitrust and Competition

You are prohibited from engaging in activity that could have an anticompetitive effect on the price of goods, services, securities, or other trading conditions in the global marketplace in which we operate.

Section 6. Antitrust and

Competition Policy

You are subject to Vanguard'sAntitrust and Competition Policy, which prohibits you from engaging in activity that could havean anticompetitive effect on the price of goods, services and/or securities or other trading conditions in the global marketplacein which we operate.

Web Resource – Refer to the Antitrust and Competition Policyon the Code of Ethics Resource page on CrewNet for information and guidelines.

Section 7. Duty of Confidentiality

You mustkeep confidentialanynonpublic information you may have obtained while working at Vanguardor while on assignmentatVanguard.This information includes,but is not limitedto information about:

•The Vanguard Funds (e.g., recent or impending Securities transactions, activities of the funds' advisors, offeringsof new funds, changes to fund minimums or other provisions in the prospectus, or closings of funds).

•Current or prospective Vanguard Clients (e.g., their personal information, Investments, or account transactions).

•Other Crew Members, ContingentWorkers, or Independent Directors andTrustees (e.g., their pay, benefits, position level, and performance ratings).

•Vanguardbusiness activities (e.g., new services, products, technology,or business initiatives).

Youmust not disclose confidential information to any other person unless it is necessary for the performance of your duties for Vanguard, there is a business purpose for doing so, and suchdisclosure is authorized by Vanguard.

The restriction on disclosing confidential information is not intended to prevent crew from reporting to

Vanguard's management, the government or a

regulator, a crew member's attorney, or a court under seal, concerns of any potential or actual violations of the law or Vanguard policy;

or to prevent crew from reporting retaliation for reporting such concerns. It's also not intended to prevent crew from responding truthfully to questions or requests from the government or a regulator, or in a court of law.

ContingentWorkers may also be subject to a non- disclosure agreement and/or a service or supply agreementwith specific confidentiality provisions.In addition to the requirements of the Code, you must act at all times in accordancewith the specific confidentiality provisions in such agreements. Contact your employerfor more information.

InsiderTrading

You are prohibited from buying or selling any Security while in the possession of material nonpublic information about the issuer of the Security.

Section 8. PersonalTrading

Activities

You must avoidtaking personal advantageof your knowledge of Securities activity in Vanguard Funds or Vanguard Client accounts.The Code includes specific restrictions on personal investing, but cannot anticipate every fact pattern or situation.You should adhere at all times to the spirit, and not just the letter, of the Code. There are additional trading prohibitions and reporting requirements if you are designated as either an Investment Access Person(Section 8.2), Fund Access Person (Section 8.3), or Advisor Access Person(Section 8.4).

Regardless of your designation, Compliance has the authority,with appropriate notice to you, to apply any or all of the trading restrictions within the Code.

8.1GeneralTrading Prohibitions and ReportingRequirements

The requirements of this Section 8.1(a) apply to all persons subject to the Code.The requirements of Section 8.1(c) apply to all Crew Members and ContingentWorkers deemed Associated Persons.

8.1(a)What are the general trading prohibitions?

•Engaging in conduct that is deceitful, fraudulent, or manipulative,or that involves false or misleading statements, in connection with the purchase or sale of a Security by a Vanguard Fund or Vanguard Client account.

•Intentionally,recklessly,or negligently circulating false information or rumors that may affect the securities markets or may be perceived as market manipulation.

•Trading on knowledge ofVanguardFund activities. Taking personal advantage of knowledge of recent, impending, or planned Securities activities of the Vanguard Funds or their investment advisors.You are prohibited from purchasingor selling - directly or indirectly - any Security or Related Security when you know that the Security is being purchasedor sold, or considered for purchase or sale, by a Vanguard Fund (with the exception of an index fund).

These prohibitions apply to all Securities in which you have acquired or will acquire Beneficial Ownership.

•Vanguard InsiderTrading Policies. You are subject to the InsiderTrading Policy and/or any similar policy of the VanguardAffiliate for which you work. Each of these policies are considered an integral part of the Code. Each policy prohibits you from buying or selling any Security while in possession of material, nonpublic information about the issuer of the Security.The policies prohibit you from communicating any nonpublic information about any Security or issuer of Securities to third parties.

•VanguardFundTrading. When purchasing, exchanging, or redeeming shares of a Vanguard Fund, you and your Immediate Family Members must adhere to the policies and standards set forth in the fund's prospectus, or offering document, including policies on market-timing and frequent trading.

•Digital Currenciesand Related Investments. Refer to the Trading and Reporting Requirements for Digital Currency Investments and Activities for details on which digital currency accounts and product types are permitted under the Code.

Web Resource – Refer to your local Insider Trading Policy on the Code of Ethics Resource page on CrewNet for further information.

8.1(b) Am I required to maintain Securities in a brokerage account atVanguard?

U.S. Crew Members: Yes.You and your Immediate Family Members are required to maintain all Reportable Securities within a Vanguard Brokerage Account.You may hold Vanguard Funds, other than Vanguard ETFs, outside of Vanguard. Employer- sponsored retirement accounts (e.g., 401(k) and 403(b)), 529 Plans, and Compliance-approved accounts are exempt from this requirement (e.g., Managed Account). Vanguard ETFs must be held within a Vanguard BrokerageAccount.

Non-U.S. Crew Members: No.You and your

Immediate Family Members are not required to maintain Reportable Securities within a Vanguard BrokerageAccount.

U.S. and Non-U.S. ContingentWorkers: No. Youand your Immediate FamilyMembers are not required to maintain Reportable Securities within a VanguardBrokerageAccount.

Web Resource – Refer to the U.S. Crew - Securities to be Held at Vanguard document, whichcan be accessed from the Code of Ethics Resource page on CrewNet.

8.1(c)What am I required to report?

The requirements of this Section apply to all Crew Members and ContingentWorkers deemed Associated Persons.

Initial Holdings Report – Within ten calendar days of joining Vanguard, you must disclose all Covered Accounts and all Reportable Securities held by you or an Immediate Family Member.This includes Brokerage Accounts held atVanguard, as well as those held at another financial institution.This informationmust be current as of 45 calendar days before joiningVanguard.

MCO Resource –You will receive an Initial Certification to complete which will include a section to disclose Covered Accountsand all Reportable Securities via MCO.

In addition, you must notify Compliance if you or an Immediate Family Member has subsequently opened, or intends to open, a Covered Account with a financial institution (e.g., broker, dealer, advisor, or any other professional money manager), has acquired holdings in Reportable Securities, or if a preexisting Covered Account (including a VanguardBrokerageAccount) becomes associated with you (such as through marriage or inheritance).

MCO Resource – Disclose new Covered Accounts and Reportable Securities via MCO.

QuickGuide:Refer to theTrading and Reporting Requirements for Non-Access Persons document, whichcan be accessed from the Code of Ethics Resource page on CrewNet.

Duplicatestatementsand transaction

confirmations – Youmust disclose transactions in Reportable Securities made by you and your Immediate Family Members. For any disclosed VanguardBrokerageAccounts, Compliance will receive transaction confirmations automatically. For each approvedCoveredAccount and any holdings of Reportable Securities held outside ofVanguard, it is your responsibility to ensure duplicate statements and transaction confirmations are delivered to Compliance. If the sponsor of your Covered Account is not able to send statements and daily transaction confirmations (electronic or paper) directly to Vanguard, you will be required to submit copies through MCO immediately after you receive them, unless you receive an exemptionfrom this requirement from Compliance.You do not need to report an account or submit transaction confirmations or statements if the account does not have the ability to hold Securities (e.g., a traditional checkingaccount).

ContingentWorkers and Crew Members deemed Associated Persons are required to comply with and are subject to the Securities Account Reporting Obligations on CrewNet.

8.2AdditionalTrading and Reporting Requirementsfor Investment Persons

The requirements of this Section 8.2 are in addition to the requirements of Section 8.1 and apply to all transactions or holdings in which an Investment Person has, or will acquire, Beneficial Ownershipof Securities. To see if you are designated as an Investment Access Person, reference the Investment Access Persons Departments list on CrewNet. Note: this designation could apply to Crew Membersor ContingentWorkers.

8.2(a)WhichSecurities tradesam I required to preclear?

You must obtain, for yourself and on behalf of your Immediate Family Members, preclearance for any transaction in a Covered Security and in a Vanguard ETF.

By seeking preclearance, you will be deemed to be advising Compliance that you:

•Do not possess any material, nonpublic information relating to the security.

•Do not use knowledge of any proposed trade or investment program relating to the Vanguard Fundsfor personal benefit.

•Believethe proposed trade is availableto any market participant on the same terms.

Non-U.S. Investment Access Persons may be subject to additional restrictions. See Section 8.5.

QuickGuide: Refer to theTrading and Reporting Requirements for Investment Access Persons document,which can be accessed from the Code of Ethics Resource page on CrewNet.

8.2(b) How do I obtain preclearance?

PreclearancemustbeobtainedviaMCO.Oncethe requiredinformationissubmitted,yourpreclearance requestwillbeapprovedordeniedimmediately. TransactionsinCoveredSecuritiesandVanguardETFs maynotbeexecutedbeforeyoureceiveapproval.

Same day limit orders are permitted;however,

good 'til canceled orders (such as limit orders that

stay open over the course of multiple trading days until a security reaches a specified market price) are not permitted.

Attemptingto gain approvalafter the transaction has occurred is not permitted.Completing a personal trade before receiving approvalor after the approvalwindow expires constitutes a violation of the Code. See Section 10 for more information regarding the sanctions that may be imposed as a result of a violation.

8.2(c) How long is my preclearance approval valid?

U.S.: Preclearance approval will expire at the end of the trading day on whichit is issued (e.g., if you receive approvalfor a trade on Monday,

it is effective until the market closes on that Monday). Preclearance for limit orders is good for transactions on the same day that approval is granted only. If you receive approvalfor a limit order, it must be executed or expire at the close of regular trading on the same business day for whichapprovalwas granted. If you wish to execute the limit order after the close of regular trading on the day you received approval, you must submit a new preclearance request for the day you wish to execute the trade.

Non-U.S.: If you receive approval,transactions must be executed no later than the end of trading on the next business day after the preclearance is granted. If the transaction is not placed within that time, you must submit a new request for approval before placing the transaction. If you preclear a limit order, that limit order must either be executed or expire at the end of the next business day. If you want to execute the order after the next business day period expires, you must resubmit your preclearance request.

8.2(d) Am I required to obtain preclearance before investing in a Private Placement?

Yes.You cannot invest in securities offered to potential investorsin a PrivatePlacement or other limited investment offering without first obtaining preclearance from Compliance.You must provide documentation describing the investment (e.g., offering memorandum,subscription documents, etc.) so as to enable Compliance to conduct a thorough review of the investment. Approvalmay be granted after a review of the facts and circumstances, including whether:

PersonalTrading Activities

You are required to abide by the Code of Ethics requirements related to holding, reporting, and trading Securities for personal benefit. Personal trading restrictions and reporting requirements vary depending on the rules of the country you are working in and whether you are an Access Person or a Non- Access Person.

•An investment in the securities is likely to result in future conflicts with Vanguard Client accounts.

•You are being offered the opportunity due to your employment at, or association with, Vanguard.

If you receive approval to purchase Securitiesin a Private Placement,you must inform Complianceif that Security goes to public offer or is pending listingon an exchange.

Web Resource – To seek preclearance of a Private Placement, complete the Outside Business Activity Request Form (the form for U.S. crew is in LARS, and for ex-U.S. crew is in MCO).

8.2(e) Are there Securities transactionsthat I do not need to preclear?

Yes.You are not requiredto obtainpreclearancefor the following:

•Purchases or sales of Vanguard Funds. Note: The purchase or sale of Vanguard ETFs require preclearance.

•Purchasesor sales where the person requesting preclearance has no direct or indirect influence or control over the CoveredSecurity (e.g., you have a trust in your name but you are not the trustee who places the transaction, provided you have granted Investment Discretion to the trustee and there has been no prior communicationbetween you and the trustee regarding the transaction).

•Corporate actions in CoveredSecurities such as stockdividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions.

•Purchasesor sales made as a part of an Automatic Investment Program.

•Purchasesmade upon the exercise of Rights by an issuer in proportion to all holders of a class of its Securities, to the extent such Rights were acquired for such issuer.

•Acquisitionsof Covered Securities through gifts or bequests.

8.2(f) Am I subject to restrictions on my personal trading in Covered Securities?

Yes.You may be subject to certain restrictions if you purchaseor sell a CoveredSecurity within seven days before or after a Vanguard Fund purchasesor sells the same Covered Security or a Related Security (the "blackoutperiod").

If you purchase a CoveredSecurity within seven days before a Vanguard Fund purchases the same Covered Security or a Related Security,you may be required to hold the Covered Security for 6 months before being permittedto sell the CoveredSecurity for a profit.

If you sell a CoveredSecurity within seven days before a Vanguard Fund sells the same Covered Security or a Related Security,you may be required to disgorgeany profits earned from your sale of the Covered Security (exclusive of commissions), where profits are calculated based on the price the Vanguard Fund received for selling the Covered Security or a Related Security.

In general, you will not receive preclearance to purchase a Covered Security within seven days after a Vanguard Fund trades the same Covered Security or a Related Security. If you execute the transaction without receiving preclearance, you will have violated this Code and must immediately sell the Covered Security and disgorge all profits received from the sale to Vanguard (exclusive of commissions).

In general, you will not receive preclearance to sell a CoveredSecurity within seven days after a Vanguard Fund trades the same CoveredSecurity or a Related Security. If you execute the transaction without receiving preclearance, you will have violated the Code and must disgorge the difference (exclusive of commissions) between the sale price you received and the Vanguard Fund's sale price (as long as your sales price is higher), multiplied by the number of shares you sold.

In addition to these restrictions, local law may dictate the extent to which any gains must be relinquished.

Compliance may exempt from these restrictions trades during blackoutperiods that coincide with trading by certainVanguard Funds (e.g., index funds).

Compliance may waive the blackout period as it applies to the sale of a Covered Security if the Chief Compliance Officer determines its application creates a significant hardship to you (e.g., you need cash for a home purchase or to cover a major medical expense) and, in the opinion of the Chief Compliance Officer, satisfies the requirements for a waiver in Section 11.

Web Resource – Refer to the HardshipWaiver Request Form on the Code of Ethics Resource page on CrewNet.

QuickGuide:Refer to theTrading and Reporting Requirements for Investment Access Persons document,which can be accessed from the Code of Ethics Resource page on CrewNet.

8.2(g)Am I prohibited from engaging in certain Securities transactions?

Yes.You are prohibited from engaging in the following Securities transactions:

•Futuresand Options. You are prohibited from entering into, acquiring, or selling any Futures contract (including single stock futures) or any Option on any Covered Security (including Options on ETFs).

•InitialPublic Offeringsand Secondary Offerings. You are prohibited from acquiring Securities in an Initial Public Offering or Secondary Offering.

•Short-Selling. You are prohibited from selling short any Security that you do not own or from otherwiseengagingin Short-Sellingactivities.

•Short-TermTrading.You are prohibitedfrom purchasing and then selling any Covered Security or a VanguardETF at a profit, as well as selling and then repurchasing a Covered Security or a Vanguard ETF at a lower price within60 calendar days. Gainsare calculated based on last in, first out methodfor purposesof this restriction.If you realize profits on short-termtrades,you will be required to relinquish the profits.In addition,the tradewillbe recordedasa violationof the Code.

•SpreadBets. You are prohibitedfrom participating in Spread Betting on Securities,indexes, interest rates, currencies, or commodities.

8.2(h)Whathappens ifI make a "short-term trade" in aVanguardFund?

Compliancewillmonitor tradinginVanguardFunds, other than Vanguard ETFs, and will review situations where VanguardFundsharesare redeemedwithin 30 calendar days of purchase(a "short-term trade"). You may be requiredto relinquishany profitmadeon a short-term trade and will be subjectto disciplinary action if Compliance determines the short-term trade was detrimental to a Vanguard Fund or a Vanguard Client or that there is a history of frequent tradingby you or your Immediate Family Members. For purposesof this paragraph:

•A redemption includes a redemption by any means, including an exchange out of a Vanguard Fund.

•This policy does not cover purchasesand redemptions/sales (i) into or out of Vanguard money market funds, Vanguard short-term bond funds, or (ii) through an Automatic Investment Program.

QuickGuide:Refer to theTrading and ReportingRequirements for Investment Persons, which can be accessed from the Code of Ethics Resource page on CrewNet.

MCO Resource – Verify and disclose all Covered Accounts and holdings in Reportable Securities via

MCO

8.3AdditionalTradingProhibitionsand Reporting Requirementsfor FundAccessPersons

The requirements of this Section 8.3 are in addition to the requirements of Section 8.1 and apply to all transactions or holdings in whicha Fund Access Person has, or will acquire, Beneficial Ownership of Securities. To see if you are designated as a Fund Access Person, reference the Fund Access PersonsDepartments list on CrewNet. Note: this designation could apply to Crew Membersor ContingentWorkers.

8.3(a)Which Securities trades am I required to preclear?

You must obtain, for yourself and on behalf of your Immediate Family Members, preclearance for any transaction in a CoveredSecurity.

By seeking preclearance, you will be deemed to be advising Compliance that you:

•Do not possess any material, nonpublic information relating to the security.

•Do not use knowledge of any proposed trade or investment program relating to theVanguard Fundsfor personal benefit.

•Believethe proposed trade is availableto any market participant on the same terms.

Non-U.S. FundAccess Persons may be subject to additional restrictions. See Section 8.5(a).

QuickGuide: Refer to theTrading and ReportingRequirements for Fund Access Persons document, which can be accessed from the Code of Ethics Resource page on CrewNet.

8.3(b) How do I obtain preclearance?

Youmust receive preclearance through the MCO system or by contacting Compliance.Transactions in Covered Securities may not be executed before you receive approval.

Same day limit orders are permitted;however, good 'til canceled orders (such as limit orders that stay open over the course of multiple trading days until a security reaches a specified market price) are not permitted.

Attemptingto gain approvalafter the transaction has occurred is not permitted.Completing a personal trade before receiving approvalor after the approvalwindow expires constitutes a violation of the Code. See Section 10 for more information regarding the sanctions that may be imposed as a result of a violation.

MCO Resource – Preclearancemust be obtained via MCO.Once the required information is submitted, your preclearance request will be approvedor denied immediately.

8.3(c) How long is my preclearance approval valid?

U.S.: Preclearance approval will expire at the end of the trading day on whichit is issued (e.g., if you receive approvalfor a trade on Monday,

it is effectiveuntil the market closes on that Monday). Preclearance for limit orders is good for transactions on the same day that approval is granted only. If you receive approvalfor a limit order, it must be executed or expire at the close of regular trading on the same business day for whichapproval was granted. If you wish to execute the limit order after the close of regular trading on the day you received approval, you must submit a new preclearance request for the day you wish to execute the trade.

Non-U.S.: If you receive approval,transactions must be executed no later than the end of trading on the next business day after the preclearance is granted. If the transaction is not placed within that time, you must submit a new request for approval before placing the transaction. If you preclear a limit order, that limit order must either be executed or expire at the end of the next business day. If you want to execute the order after the next business day period expires, you must resubmit your preclearance request.

8.3(d) Am I required to obtain preclearance before investing in a Private Placement?

Yes.You cannot invest in securities offered to potential investorsin a PrivatePlacement or other limited investment offering without first obtaining preclearance from Compliance.You must provide documentation describing the investment (e.g., offering memorandum,subscription documents, etc.) so as to enable Compliance to conduct a thorough review of the investment. Approval may be granted after a review of the facts and circumstances, including whether:

•An investment in the securities is likely to result in future conflicts with Vanguard Client accounts.

•You are being offered the opportunity due to your employmentat, or association with, Vanguard.

If you receive approvalto purchaseSecurities in a PrivatePlacement, you must inform Compliance if that Security goes to public offer or is pending listing on an exchange.

Web Resource – To seek preclearance of a Private Placement, complete the Outside Business Activity Request Form (the form for U.S. crew is in LARS, and for ex-U.S. crew is in MCO).

8.3(e) Are there Securities transactions that I do not need to preclear?

Yes.You are not required to obtain preclearance for the following:

•Purchases or sales of Vanguard Funds.

•Purchasesor sales where the person requesting preclearance has no direct or indirect influence or control over the account (e.g., you have a trust in your name but you are not the trustee who places the transaction, provided you have granted Investment Discretion to the trustee and there has been no prior communication between you and the trustee regarding the transaction).

•Corporate actions in CoveredSecurities such as stockdividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions.

•Purchasesor sales made as a part of an Automatic Investment Program.

•Purchasesmade upon the exercise of Rights by an issuer in proportion to all holders of a class of its Securities, to the extent, such Rights were acquired for such issuer.

•Acquisitions of Covered Securities through gifts or bequests.

8.3(f) Am I subject to restrictions on my personal trading in Covered Securities?

Yes.You may be subject to certain restrictions if you purchaseor sell a CoveredSecurity within seven days before or after a Vanguard Fund purchasesor sells the same CoveredSecurity or a Related Security (the "blackoutperiod").

If you purchase a CoveredSecurity within seven days before a Vanguard Fund purchases the same Covered Security or a Related Security,you may be required to hold the Covered Security for 6 months before being permittedto sell the CoveredSecurity for a profit.

If you sell a CoveredSecurity within seven days before a Vanguard Fund sells the same Covered Security or a Related Security,you may be required to disgorgeany profits earned from your sale of the

Covered Security (exclusive of commissions),where profits are calculated– based on the price that the

VanguardFund received for selling the Covered Security or a Related Security. Note: Compliancewill reviewyour sale to determineif the disgorgement is required.This decisionwill be basedon several factors,such as your role,access to fund trades,and the Covered Securitysold.

In general, you will not receive preclearance to purchase a Covered Security within seven days after a Vanguard Fund trades the same Covered Security or a Related Security. If you execute the transaction without receiving preclearance, you will have violated this Code and must immediately sell the Covered Security and disgorge all profits received from the sale to Vanguard (exclusive of commissions).

In general, you will not receive preclearance to sell a CoveredSecurity within seven days after a Vanguard Fund trades the same CoveredSecurity or a Related Security. If you execute the transaction without receiving preclearance, you will have violated the Code and must disgorge the difference (exclusive of commissions) between the sale price you received and the Vanguard Fund's sale price (as long as your sales price is higher), multiplied by the number of shares you sold.

In addition to these restrictions, local law may dictate the extent to which any gains must be relinquished.

Compliance may exempt from these restrictions certain trades during blackoutperiods that coincide with trading by certainVanguard Funds (e.g., index funds).

The blackoutperiod will not apply to a Fund Access Person's sale of any stock for whichthe market capitalization exceeds US$5 billion, provided that the total value of any sales of the Security by the Fund Access Person do not exceed US$10,000 in any 30-day rolling period. Sales of securities with market capitalizations below US$5 billion, or that exceed US$10,000 in any 30-day rolling period, will continue to be subject to the blackout periods unless Compliance grants a waiver.

Compliance may waive the blackout period as it applies to the sale of a Covered Security if the Chief Compliance Officer determines its application creates a significant hardship to you (e.g., you need cash for a home purchase or to cover a major medical expense) and, in the opinion of the Chief

Compliance Officer, satisfies the requirements for a waiverin Section 11.

Web Resource – Refer to the Hardship Waiver Request Form on the Code of Ethics Resource page on CrewNet.

8.3(g)Am I prohibited from engaging in any Securities transactions?

Yes.You are prohibited from engaging in the followingSecurities transactions:

•Futuresand Options. You are prohibited from entering into, acquiring, or selling any Futures contract (including single stock futures) or any Option on any Security (including Options on ETFs, Digital Security Tokens, Digital Utility Tokens, and Digital Currencies).

•Initial Public Offerings and Secondary Offerings. Youare prohibited from acquiring Securities in an Initial Public Offeringor Secondary Offering.

•SPACs. You are prohibited from acquiring a SPAC at any stage of its lifecycle (i.e., pre-IPO, IPO, pre- merger, post-merger).

•Short-Selling.You are prohibited from selling short any Security that you do not own or from otherwise engaging in Short-Selling activities.

•Short-TermTrading.You are prohibited from purchasingand then selling any Covered Security at a profit, as well as selling and then repurchasinga Covered Security at a lower price within 60 calendar days. Gains are calculated based on last in, first out method for purposes of this restriction. If you realize profits on short- term trades, you will be required to relinquish the profits. In addition, the trade will be recorded as a violation of the Code. Example: You are not permitted to sell a security at $12 that you purchased within the prior 60 days for $10. Similarly, you are not permitted to purchase a security at $10 that you sold within the prior 60 days for $12.

•Spread Bets.You are prohibited from participating in Spread Bettingon Securities, indexes, interest rates, currencies, or commodities.

8.3(h)What happens if I make a "short-term trade" in a Vanguard Fund?

Compliance will monitor trading inVanguard Funds, other thanVanguard ETFs, and will review situations where Vanguard Fund shares are redeemed within 30 calendar daysof purchase

(a "short-term trade").You may be required to relinquish any profit made on a short-term trade and will be subject to disciplinary action if Compliance determines the short-term trade was detrimental to a Vanguard Fund or aVanguard Client or that there is a history of frequent trading by you or your Immediate Family Members. For purposes of this paragraph:

The informationmust be updated in MCO no later than ten calendar days after you become a Fund Access Person or joiningVanguard.

QuarterlyTransactionsReport –Within 30 days of quarter end, you must certify that all transactions effected in CoveredSecurities during the quarter have been recorded accurately in MCO.If there are no transactions in Covered Securities the report should state "None."You will not be required to certify if Compliance receives automated or

duplicate confirmations and statements. Note: Compliance receives duplicate confirms and statementsfor allVanguardaccounts.

Annual Holdings Report – Within 30 calendar days of receipt, you must certify that all Covered Accounts and Reportable Securities are recorded accurately in MCO.

•A redemption includes a redemption by any means, including an exchange out of a Vanguard Fund.

•This policy does not cover purchasesand redemptions/sales (i) into or out of Vanguard money market funds,Vanguard short-term bond funds, or (ii) through an Automatic Investment Program.

Nothing in this section is intended to replace, nullify, or modify any requirements imposed by a Vanguard Fund.

Note:This section applies to transactions in Vanguard Funds other thanVanguard ETFs (e.g.,Vanguardmutual funds).

8.3(i)Are there any additionalreporting requirementsthat apply to me?

In addition to the standard reporting requirementsset forth in Section 8.1(c), you must also disclose the following:

•Covered Accountswhere you exercise InvestmentDiscretion.

•Accounts,529 college savings plans and annuity or insurance products holdingVanguardFunds.

QuickGuide: Refer to theTrading and Reporting Requirements forFundAccess Persons, which can be accessed from the Code of Ethics Resource page on CrewNet.

MCO Resource – Verify and disclose all Covered Accounts and holdings in Reportable Securities via MCO.

8.4AdditionalTradingProhibitionsand Reporting Requirements forAdvisor AccessPersons

The requirements of this Section 8.4 are in addition to the requirements of Section 8.1 and apply to all transactions or holdings in which anAdvisorAccess Person has, or will acquire, Beneficial Ownership of Securities.To see if you are designated as a

Advisor Access Person, reference the AdvisorAccess PersonDepartments list on CrewNet. Note: this designation could apply to Crew Membersor ContingentWorkers.

8.4(a)Am I required to preclear Security trades?

No.You are not required to preclear transactions in Covered Securities for you and your Immediate Family members.

QuickGuide: Refer to theTrading and ReportingRequirements forAdvisor Access Persons, which can be accessed from the Code of Ethics Resource page on CrewNet.

8.4(b) Am I required to obtain preclearance before investing in a Private Placement?

Yes.You cannot invest in securities offered to potential investorsin a PrivatePlacement or other limited investment offering without first obtaining preclearance from Compliance.You must provide documentation describing the investment (e.g., offering memorandum,subscription documents, etc.) so as to enable Compliance to conduct a thorough review of the investment. Approval may be granted after a review of the facts and circumstances, including whether:

•An investment in the securities is likely to result in future conflicts with Vanguard Client accounts.

•Youare being offered the opportunity due to your employment at, or association with, Vanguard.

If you receive approvalto purchaseSecurities in a PrivatePlacement, you must inform Compliance if that Security goes to public offer or is pending listing on an exchange.

Web Resource – To seek preclearance of a Private Placement complete the Outside Business Activity Request Form (the form for U.S. crew is in LARS, and for ex-U.S. crew is in MCO).

8.4(c) Am I prohibited from engagingin any Securities transactions?

Yes.You are subject to the following restrictions with respect to any transaction in which you will acquire any direct or indirect Beneficial Ownership:

•Initial Public Offeringsand Secondary Offerings. Youare prohibited from acquiring Securities in an Initial Public Offeringor Secondary Offering.

•SPACs. You are prohibited from acquiring a SPAC at any stage of its lifecycle (i.e., pre-IPO, IPO, pre-merger, post-merger).

•Short-Selling.You are prohibited from selling short any Security that you do not own or from otherwise engaging in Short-Selling activities.

•Short-TermTrading. You are prohibited from purchasingand then selling any Covered Security at a profit, as well as selling and then repurchasing a Covered Security at a lower price within 60 calendar days. A last-in-first-out accounting methodology will be applied to a series of Security purchaseswhen applying this holding rule. If you realize profits on short- term trades, you will be required to relinquish the profits toThe Vanguard Group Foundation (exclusive of commissions). In addition, the trade will be recorded as a violation of the Code.

•Short-termtrading on options. You may hold options on a Covered Security until you exercise the options or the options expire. However, you may not otherwise close any open positions within 60 calendar days. If you realize profits on such short- term trades, you must relinquish such profits toThe Vanguard Group Foundation (exclusiveof commissions). For example:you would not be permitted to sell a Covered Security at $12 that you purchasedwithin the prior 60 days for $10. Similarly, you would not be permitted to purchasea Covered Security at $10 that you had sold within the prior 60 daysfor $12. Note: Thesetypes of transactionscan have unintendedconsequences.For example,yourcall optioncouldbe assigned,causingthe underlying Security to be calledaway within sixty (60) calendar days followingthe purchaseof the CoveredSecurity and will be recordedas a violationof the Code.

8.4(d)What happens if I make a "short-term trade" in a Vanguard Fund?

Compliance will monitor trading inVanguard Funds, other than Vanguard ETFs, and will review situations where Vanguard Fund shares are redeemed within 30 calendar daysof purchase (a "short-term trade").You may be required to relinquish any profit made on a short-term trade and will be subject to disciplinary action if Compliance determines the short-term trade was detrimental to a Vanguard Fund or a Vanguard Client or that there is a history of frequent trading by the you or your Immediate FamilyMembers.

For purposes of this paragraph:

•A redemption includes a redemption by any means, including an exchange out of a Vanguard Fund.

•This policy does not cover purchasesand redemptions/sales (i) into or out of Vanguard money market funds, Vanguard short-term bond funds, or (ii) through an Automatic Investment Program.

Nothing in this section is intended to replace, nullify, or modify any requirements imposed by a Vanguard Fund.

Note:This section applies to transactions in VanguardFunds other thanVanguard ETFs (e.g., Vanguardmutual funds).

8.4(e) Are there any additional reporting requirements that apply to me?

In addition to the standard reporting requirements set forth in Section 8.1(c), you must also disclose the following:

•CoveredAccounts where you exercise Investment Discretion.

•Accounts, 529 college savingsplans and annuity or insurance products holding VanguardFunds.

The information must be updated in MCO no later than ten calendar daysafter you become an Advisor Access Person or joining Vanguard.

QuarterlyTransactions Report – Within 30 days

of quarter end, you must certify that all transactions effected in Covered Securities during the quarter have been recorded accurately in MCO. If there are no transactions in Covered Securities the report should state "None."You will not be required to certify if Compliance receives automated or duplicate confirmations and statements. Note: Compliance receivesduplicate confirms and statements for all Vanguard accounts.

Annual Holdings Report – Within 30 calendar days of receipt, you must certify that all Covered Accounts and Reportable Securities are recorded accurately in MCO.

Quick Guide: Refer to the Trading and Reporting Requirements for Advisor Access Persons, which can be accessed from the Code of Ethics Resource page on CrewNet.

MCO Resource - Verify and disclose all Covered Accounts and holdings in Reportable Securities via MCO.

8.5AdditionalTrading Prohibitionsfor Non-U.S Crew Members

The requirementsof this Section 8.5 are in addition to the requirements of Section 8.1 as well as the requirementsof Section8.2, 8.3, or 8.4, as applicable.

8.5 (a) What are the additional trading prohibitions?

There are additional trading requirements and restrictions for Crew Members in Australia as well as for Crew Members and Contingent Workers in Japan.

8.5(b)What are theVanguard Fund reporting requirements in Australia?

Youand your Immediate Family Members will be required to discloseVanguard Fund accounts in MCO but are not required to report transactions in Vanguard Funds to the local Compliance Department. For monitoring purposes, the local Compliance Department will access their records via the transfer agency system maintained at VIA, as required.

Note:TradesinVanguardETFs are required to be reported, as these recordsare not held byVIA.

8.5(c)What are the additional trading restrictions for Japan?

Crew Members and ContingentWorkers including their Immediate Family Members are prohibited from activities including, but not limited to engaging in margintransactions, Securities-related derivatives transactions, and specified OTC derivatives transactions on their own account.

8.5(d)What additional information is required to be reported for accounts with third party Investment Discretion?

If you or your Immediate Family Member have an arrangement in place with a third party to manage Securities on a discretionary basis, you must provide a copy of the Discretionary Agreement

Approvalrequest to Compliance in advance of effecting any transactions subject to the agreement.

Web Resource – Request and complete a Discretionary AgreementApprovalRequest Form.

Certification Requirements

On an annual basis, you must acknowledge that you understand the Code of Ethics and will comply with its provisions.

Section 9. Certification

Requirements

9.1What am I required to certify initially?

Initial Certification– Within 10 calendar days after joining Vanguard, you must certify to Compliance that you have read, understand, and will comply with all applicable requirements of the Code and Code-related policies.

9.2What am I required to certify annually?

Annual Certification– Within 30 calendar days of receipt, you must certify that you have read, understand, and have and will continue to comply with all applicable requirements of the Code and Code-related policies.

Section 10. Penalties and Sanctions

Any violations and potential violations of the Code will be investigatedby Complianceor, if necessary, the Global Code of Ethics Committee.Once it has been determined that there was a violation, you will be subject to sanctions, as described below.

Compliance will utilize a rolling 24-month period when evaluating whether to sanction a violation. The terms of the Disciplinary Action Policywill also apply.

For violations involving a ContingentWorker, Compliance will consult with a local Human Resourcecontact (outside the U.S.) or Crew Relations Specialist (inside the U.S.) and the appropriateemployer regarding disciplinary action.

10.1How are violations administered by Compliance?

The sanctions program for non-material violations of the Code (e.g., late certification submissions, missed preclearance of a Covered Security, late in providing account confirms/statements, failure to observe the holding period requirements, etc.) and material violations will generally operate as follows:

The process for addressing non-material and material violations will include the following:

•First non-materialviolation in a rolling 24- month period - Letter of Education. Compliance will send the applicable Crew Member,his or her direct manager,and Human Resources or Crew Relations a summary of the violation.

•Secondnon-material violationin a rolling 24- month period - Letter of Caution. Compliance will send a letter of caution to the Crew Member and his or her direct manager for both parties to sign and return to Compliance. Compliance will have the direct manager add a first written warning to Workday. Compliance also will notify the Chief Compliance Officer, the Crew Member's direct officer, and Human Resources or Crew Relations.

•Third non-material violation in a rolling 24- month period - Letter ofViolation. Compliance will report the violation to the Global Code of Ethics Committee, whichwill impose an appropriate sanction (e.g., final written warning) if warranted.

•Material violation. Compliance will report the material violation to the Global Code of Ethics Committee,which will impose an appropriate sanction (e.g., final written warning, termination, etc.) in its discretion.

Prior to imposing a sanction or violation for any second, third, or material violation for crew or contingent workersoutside the U.S.,Compliance will engage Human Resources to ensure that local employment policies/procedures have been appropriately considered.

10.2How is an appropriate sanction determined?

In addition to the foregoing, Compliance may,

as authorized by the Chief ComplianceOfficer and in consultation with the appropriate local Human Resource contact (outside the U.S.)or Crew Relations Specialist (inside the U.S.), impose sanctions for violations of the Code that are considered to be necessary and appropriate under the circumstances and in the best interests of Vanguard andVanguard Clients.

As mentioned above, certain violations will be reported to the Global Code of Ethics Committee, which will impose sanctions in its discretion.These sanctions, subject to local laws, may include, but are not limited to, one or more of the following: personal trading suspension, profit disgorgement, negative adjustment to performance review and compensation, final written warning, termination of employment or referral to civil or criminal authorities, or any other sanction as may be determined by the Global Code of Ethics Committeein its discretion.

3.How is the materiality of a violation determined?

Compliance and/or the Committeewill consider a variety of factors including, but not limited to, whether there was a violation of law, the frequency of violations, the monetary value of the violation in question, violations that impact a Vanguard Client, or violations that are egregious, malicious, or repetitive in nature.

4.What are my obligationsto report a violation?

You are required to immediately report a violation of the Code to the local Compliance Department once you become aware of a violation.

Section 11. Waivers

The Chief Compliance Officer may grant exceptions to this Code, including preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that (1) the proposed conduct involves no opportunity for abuse,

(2)the proposed conduct does not conflict with Vanguard's interests, and (3) not granting an exception would result in an unfair or unjust outcome.

The Chief Compliance Officer may waive

the applicability of the Code for a Contingent

Workerif the Code's requirements are covered through the applicable service provider's contract withVanguard.

Appendices

Appendix A.

Definitions

Appendix B.

Independent Directors andTrustees

Appendix A. Definitions

The following definitions apply throughout the Code.

Term	Definition

Access Person	Any person designated as an Investment Access Person, Fund Access Person, or Advisor Access Person.

Advisor Access Person	Any VAI officer of Vanguard Advisers, Inc., as well as anyone who is involved in making Securities recommendations to VAI investment advisory clients, or has significant levels of interaction or dealings with investment advisory clients for the purposes of providing investment advice services to clients.
Compliance will designate Advisor Access Persons individually or by department number. For a list of
Advisor Access Person departments, please see the Advisor Access Person Departments list on CrewNet.

American Depository	A receipt that represents a specific number of shares of a foreign-based corporation held by a
U.S. bank and entitles the holder to all dividends and capital gains. Through ADRs, investors can gain
Receipts (ADRs)
	exposure to securities of foreign-based companies while investing in the U.S. instead of in	foreign

markets.

Associated Persons	Any person who conducts securities business on behalf of the Vanguard Marketing Corporation	(VMC).
This includes all FINRA-licensed Contingent Workers, as well as non-licensed Contingent Workers who perform certain operational and administrative functions for VMC.

Automatic Investment	A program in which regular periodic purchases (or withdrawals) are made automatically in (or from)
Program	Investment accounts, according to a predetermined schedule and allocation. An Automatic Investment
Program includes a dividend reinvestment plan.

Bankers' Acceptance	A time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction. Bankers' acceptances are usually guaranteed by the bank.

Beneficial Ownership	The opportunity to directly or indirectly—through any contract, arrangement, understanding, relationship, or otherwise—share at any time in any economic interest or profit derived from an ownership of or a transaction in a Security.You are deemed to have Beneficial Ownership in the following:
• Any Security owned individually by you.
• Any Security owned by an Immediate Family Member.
• Any Security owned in joint tenancy, as tenants in common, or in other joint ownership arrangements.
• Any Security in which an Immediate Family Member has Beneficial Ownership if the Security is held in a Covered Account over which you have decision making authority (for example, you act as a trustee, executor, or guardian or you provide Investment advice).
• Your interest as a general partner or manager/member in Securities held by a general or limited partnership or limited liability company.
• Your interest as a member of an investment club or an organization that is formed for the purpose of investing in a pool of monies or Securities.
• Your ownership of Securities as a trustee of a trust in which either you or an Immediate Family
Member has a vested interest in the principal or income of the trust or your ownership of a vested interest in a trust.
• Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Bond	A debt obligation issued by a corporation, government, or government agency that entails repayment of the principal amount of the obligation at a future date, usually with interest.

Bribery	The act of making an illegal payment from one party to another, usually in return for a legal or financial favor.

Brokerage Account	Any account where you can transact in Securities, including Automatic Investment Programs, employee stock purchase programs, and employee stock option programs.
Certificateof Deposit	An insured, interest-bearing deposit at a bank that requires the depositor to keep the money
(CD)	invested for a specified period.
Closed-End Fund	A fund that offers a fixed number of shares.The fixed number of shares outstanding are offered during an initial subscription period, similar to an initial public offering. After the subscription period is closed, the shares are traded on an exchange between investors, like a stock.
Commercial Paper	A promissory note issued by a company in need of short-term financing.

Contingent Workers	A Contingent Worker is a broad term that refers to any person providing services to Vanguard who
Vanguard has not designated as a Crew Member.
Contingent Workers generally include individuals performing services for or on behalf of Vanguard through staffing firms, consulting firms, service providers, and as independent contractors, other than those who work for an independent organization with expertise in a specific function that is peripheral to Vanguard's core business (e.g., security, landscaping, and food services).
Note: Compliance may waive the applicability of the Code for a Contingent Worker if Compliance deems the Code's requirements are covered through their service provider's contract with Vanguard.

Contract for Difference	A contract between two parties, typically described as buyer and seller, stipulating that the seller will pay
(CFD)	the difference between the current value of an asset and its value at contract time. (If the difference is negative, then the buyer pays instead of the seller.)

Corporate Action	A corporate action is any activity by an issuer that can change its shareholders' ownership.
Examples include mergers, stock splits, dividends, Rights issues, etc.

Covered Account	A Vanguard Fund account, a Brokerage Account, and any other type of account that holds, or is capable of holding, Reportable Securities.

Covered Security	Any Security, other than (i) Direct Obligations of a Government; (ii) Bankers' Acceptances, Certificates of
Deposit (CD), Commercial Paper, and High-Quality Short-Term Debt Instruments, including Repurchase
Agreements; (iii) shares issued by Open-End Funds (although for European subsidiaries, this is limited to
UCITS schemes, a non-UCITS retail scheme, or another
fund subject to supervision under the law of an European Economic Area (EEA) state which is an index fund or which requires an equivalent level of risk spreading in their assets); (iv) life policies;
(v) exchange-traded funds and exchange-traded notes, and (vi) Digital Currencies.

Crew Member	All employees, officers, directors, and trustees of Vanguard or aVanguard Fund.

Crowdfunding	The use of small amounts of capital from a large number of individuals to finance a new business venture.
This is an evolving method of raising capital, typically done through the Internet.

Crypto Mining	The act of running or facilitating any computational process for purposes of receiving compensation in the form of a Digital Currency, Digital UtilityToken, or Digital Security Token. Crypto Mining may be
done either directly or indirectly. Indirect Crypto Mining involves any investment or participation in a venture that engages in direct Crypto Mining.

Debenture	An unsecured debt obligation backed only by the general credit of the borrower.

Direct Obligations of a	A debt that is backed by the full taxing power of any government. These Securities are generally
Government	considered to be of the very highest quality.

Digital Currency	A digital asset that: (1) serves solely as a store of value, a medium of exchange, or a unit of account; (2)
is not issued or guaranteed by any jurisdiction, central bank, or public authority,; (3) relies on algorithmic techniques to regulate the generation of new units of the digital asset; and
(4) has transactions involving the digital asset recorded on a decentralized network or distributed ledger
(e.g., blockchain).Common examples of a Digital Currency are Bitcoin and Ether. A Digital Currency is
distinguishable from a Digital Security Token or a Digital Utility Token.

Digital SecurityToken	Any digital asset that is not a Digital Currency or Digital Utility Token. In general, a Digital Security Token may: (1) derive its value primarily from, or represent an interest in a separate asset or pool of assets; or
(2) represent an interest an enterprise or venture. A Digital Security Token may provide owners or holders with voting rights, rights to distributions, or other rights associated with ownership. Digital Security
Tokens are generally held for speculative investment purposes and not to provide holders with access to a particular network, product, or service. Digital Security Tokens, like other investments, are generally not used as a medium of exchange.
Note: Whether or not an asset is a Digital Security Token depends on specific facts and circumstances.
Merely referring to an asset as a Digital Currency or Digital Utility Token does not prevent the asset from being a Digital Security Token. Furthermore, an asset may be a Digital Security Token even if it has some purported utility. Please contact Compliance if you have any questions regarding whether an asset is a
Digital Security Token

Digital UtilityToken	A digital asset that (1) provides access to a particular network, product, or service; (2) derives its value primarily from providing access to a particular network, product, or service; and (3) does not function as a 32
Digital Currency or Digital Security Token.

Evidence of Indebtedness	Written agreements for enforceable obligations to pay money.

Exchange-Traded Fund	An investment with characteristics of both mutual funds and individual stocks. Many ETFs track an
(ETF)	index, a commodity, or a basket of assets. Unlike mutual funds, ETFs can be traded throughout the day. ETFs often have lower expense ratios but must be purchased and sold through a broker, which means you may incur commissions.

Exchange-Traded Note	A senior, unsecured, unsubordinated debt Security issued by a financial institution, whose returns are
(ETN)	based on the performance of an underlying index and backed only by the credit of the issuer. ETNs have a maturity date, but typically pay no periodic coupon interest and offer no principal protection. At maturity an ETN investor receives a cash payment linked to the performance of the corresponding index, less fees.

Fund Access Person	Any officer (other than officers designated as an Investment Access Person), director, or trustee of
Vanguard or aVanguard Fund, excluding Independent Directors and Trustees; or anyone who has access to nonpublic information regarding a Vanguard Fund's impending purchases or sales of Securities, or nonpublic information regarding the portfolio holdings of any Vanguard Fund. For anyone not an officer,
Compliance designates Fund Access Persons individually or by department number. For a list of Fund
Access Person departments, please see the Fund Access Person Departments list on CrewNet.

Futures/Futures Contract	A contract to buy or sell specific amounts of a commodity or financial instrument (such as grain, a currency, including foreign currencies and Digital Currencies (e.g., Bitcoin), a Digital Security Token, or an
index) for an agreed-upon price at a certain time in the future. Sometimes the arrangements in a contract prescribe that settlements are made through cash payments, rather than the delivery of physical goods or Securities; this is called Contract for Difference.

High-Quality Short-Term	An instrument that has a maturity at issuance of less than 366 days and is rated in one of the two
Debt Instrument	highest ratings categories by a nationally recognized statistical rating organization, or an instrument that is unrated but determined by Vanguard to be of comparable quality.

Immediate Family	Your spouse, domestic partner (an unrelated adult with whom you share your home and
Members	contribute to each other's support), and minor children

Initial Coin Offering (ICO)	An initial offer or sale of Digital Currencies or Digital Security Tokens.
Note: Whether or not an offering is an ICO depends on specific facts and circumstances. Please contact Compliance before participating in an initial offering of a Digital Currency, Digital Security
Token, or Digital UtilityToken.

Initial Public Offering	A corporation's first offering of common stock to the public.
(IPO)

Independent Directors	Any director or trustee who is not an "interested person" of a Vanguard Fund within the meaning of
andTrustees	Section 2(a)(19)of the Investment Company Act of 1940.

Investment	A monetary asset purchased with the idea that the asset will provide income in the future or appreciate and be sold at a higher price.

Investment AccessPerson	Anyone who, in connection with his or her regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of Securities by a Vanguard Fund; and anyone designated by Compliance including,but not limited to, those who obtain nonpublic informationconcerning recommendations made to a Vanguard Fund. Compliance will designate Investment Access Persons individually or by department number. For a list of Investment Persons departments, please see the
Investment Persons Departments list on CrewNet.

Investment Contract	Any contract, transaction, or scheme whereby a person invests money in a common enterprise and is led to expect profits solely from the efforts of the promoter or third party.

Investment Discretion	The authority an individual may exercise, with respect to investment control or trading discretion, on another person's account (e.g., executor, trustee, power of attorney).

The Licensing and Registration	A web based application that allows Crew, Contingent Workers, and their leaders to view licensing statuses,
System (LARS)	continuing education statuses, Outside Business Activities (OBAs), and U4 disclosures. LARS is Vanguard's OBA reporting tool for U.S. crew and allows crew to report new OBAs, view reported OBAs, and modify or end reported OBAs.
Managed Account	A Managed Account is an investment account that is owned by an investor and overseen by a hired professional money manager.The investor has no trading discretion on the account.

Managed Services	A Contingent Worker who provides services to Vanguard and who is employed by an independent
Workers	organization with expertise in a specific function that is peripheral to Vanguard's core business (e.g., security, landscaping, and food services).

Money Market Fund	A type of mutual fund that invests in short-term debt securities with the purpose of providing liquidity and interest at a low risk to shareholders. Money market funds generally seek to maintain a stable net asset value of $1.00 per share.

MyComplianceOffice	A third-party web based application that allows Crew and Contingent Workers to report and
(MCO)	update certain information, as required by the Code.

Non-Access Person	Anyone who has not been designated as either an Investment Access Person, a Fund Access Person, or
aAdvisor Access Person.

Note	A financial security that generally has a longer term than a bill, but a shorter term than a Bond.
However, the duration of a note can vary significantly and may not always fall neatly into this categorization. Notes are similar to Bonds in that they are sold at, above, or below face (par) value;
make regular interest payments; and have a specified term until maturity.

Open-End Fund	A mutual fund that has an unlimited number of shares available for purchase.

Option	The right, but not the obligation, to buy (for a call option) or sell (for a put option) a specific amount of a given stock, commodity, currency, including foreign currencies and Digital Currencies (e.g., Bitcoin), index, or debt, at a specified price (the strike price) during a specified period or on one particular date.

Private Placement	A Security that is not registered or required to be registered under the U.S. federal securities laws.
Private Placements are generally sold to a relatively small number of select investors (as opposed to a public issue, in which Securities are made available for sale on the open market) in order to raise capital.
Private Placements may include, among others, interests in hedge funds (including limited partnership interests) and shares of private companies. Investors in Private Placements are usually banks, mutual funds, insurance companies, pension funds, edge funds, and high net worth individuals. Private
Placements are typically held or maintained outside of Vanguard.

Private Securities	The acquisition, purchase, sale, or disposition of a Private Placement.
Transaction

Real Estate Investment	A publicly traded company that invests in real estate and distributes almost all of its taxable income to
Trust (REIT)	shareholders. REITs often specialize in a particular kind of property. They can, for example, invest in real estate such as office buildings, shopping centers, or hotels; purchase real estate (an equity REIT); and
provide loans to building developers (a mortgage REIT). REITs offer the opportunity for smaller investors to invest in real estate.

Related Security	Any Security or instrument that provides economic exposure to the same company or entity— provided, however, that equity instruments will generally not be considered related to fixed income instruments
(other than convertible Bonds) and vice versa. For example, all of the following instruments would be related to the common Stock of Company X: Options, Futures, Rights, and Warrants on Company X
common Stock; preferred Stock issued by Company X; and Bonds convertible into Company X common
Stock. Similarly, different Bonds issued by Company X would be related to one another.

Reportable Securities	Any Covered Security (as defined above), ETFs, ETNs, and Digital Security Tokens.

Repurchase Agreement	An arrangement by which the seller of an asset agrees, at the time of the sale, to buy back the asset at a specific price and, typically, on a given date (normally the next day).

Rights	A Security giving stockholders entitlement to purchase new shares issued by the corporation issuer at a predetermined price (normally at a discount to the current market price) in proportion to the number of shares already owned. Rights are issued only for a short period of time, after which they expire.

Security	Any Stock, Bond, money market instrument, Note, evidence of indebtedness, Debenture, Warrant,
Option, Right, Investment Contract, ETF, ETN, Digital Currency that has been deemed to be a security by the US Securities and Exchange Commission, or any other Investment or interest commonly known as a Security.

Secondary Offering	The sale of new or closely held shares by a company that has already made an Initial Public Offering.

Short-Selling	The sale of a Security that the investor does not own to take advantage of an anticipated decline in the price of the Security. To sell short, the investor must borrow the Security from a broker to make delivery to the buyer.

Special Purpose
Acquisition Company
(SPAC)

Spread-Betting	A way of trading that enables you to profit from movements in a wide range of markets from Shares to currencies, including foreign currencies and Digital Currencies (e.g., Bitcoin),

Digital Security Tokens, commodities, and interest rates. Spread betting allows you to trade on whether the price quoted for these financial instruments will go up or down.

Stock	A Security that represents part ownership, or equity, in a corporation. Each share of stock is a proportional stake in the corporation's assets and profits, some of which could be paid out as dividends.

Undertakings ForThe	A regulatory framework of the European Commission that creates a harmonized regime
Collective Investment Of	throughout Europe for the management and sale of mutual funds. UCITS funds can be registered
Transferable Securities	in Europe and sold to investors worldwide using unified regulatory and investor protection
(UCITS)	requirements.

Unit Investment Trust	An SEC-registered Investment company that purchases a fixed, unmanaged portfolio of income-
(UIT)	producing Securities and then sells shares in the trust to investors, usually in units of at least
$1,000.

Vanguard	The Vanguard Group, Inc. (VGI) and any Vanguard Affiliate.

Vanguard Affiliates	Any direct or indirect subsidiary of VGI.

Vanguard Clients	The clients of VGI, or any of the International Subsidiaries, and investors in the Vanguard Funds, including the Vanguard Funds themselves.

Vanguard ETFs	Exchange-traded funds (ETFs) sponsored or managed by Vanguard. Vanguard ETFs issue shares that can be bought or sold throughout the day in the secondary market at a market-determined price. A

Vanguard ETF may operate as a share class of a Vanguard Fund or as a standalone investment pool.
Vanguard Funds	Vanguard mutual funds,Vanguard ETFs, and any other accounts sponsored or managed by Vanguard.This includes, but is not limited to, separately managed accounts and collective trusts.

VanguardOfficers	Those Vanguard Crew Members at a Principal level position or higher.

Warrant	An entitlement to purchase a certain amount of common Stock at a set price (usually higher than the current price) during an extended period of time. Usually issued with a fixed-income security to enhance its marketability, aWarrant can be transferred, traded, or exercised by the holder.

Appendix B. Independent Directors andTrustees

Independent Directors andTrustees are required to report Securities transactions to Compliance only when a transaction is completed within 15 days of a security being purchased or sold by a Vanguard Fund and the Independent Director/Trusteehad knowledge (or should have had knowledge) of the transaction.

Additionally, the following Sections of the Code are applicable to Independent Directors andTrustees:

Sections

Section 2	Standards of Conduct (excludes the reporting requirements for conflicts of interest)

Section5	Anti-BriberyPolicy

Section 6	Antitrust andCompetitionPolicy

Section 7	Dutyof Confidentiality

Section 8	PersonalTrading Activities 8.1(a) (excludes bullet 6)

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